                                                                    EXHIBIT 99.1

                   NETGEAR REPORTS SECOND QUARTER 2003 RESULTS

                    -    24% Revenue growth year over year

                    - Net income increases to $11.5 million, including $9.8 million one time deferred tax reversal

                    - EPS of $0.48 including one time deferred tax reversal of $0.41 per share

SANTA CLARA, Calif. - September 12, 2003 - NETGEAR, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the second quarter ended June 29, 2003.

Net revenue for the second quarter ended June 29, 2003 increased 24% or $13.5 million to $69.0 million, compared to $55.5 million for the quarter ended June 30, 2002. This was due to an increase in demand primarily for broadband and wireless products. Revenue in all global markets increased on a year over year basis. Net income for the second quarter ended June 29, 2003 increased 528% or $9.7 million to $11.5 million, compared to $1.8 million for the quarter ended June 30, 2002. Included in the net income for the second quarter was a reversal of a deferred tax valuation allowance of $9.8 million. On a per share basis, net income was $0.57 per basic share and $0.48 per diluted share in the second quarter of 2003, including $0.48 and $0.41 respectively relating to the one time reversal. This compares to $0.09 per basic and diluted share in the second quarter of 2002.

Net revenue for the six-month period ended June 29, 2003 increased 35% or $35.6 million to $136.7 million, compared to $101.1 million for the six months ended June 30, 2002. Net income for the six-month period ended June 29, 2003 increased 453% or $10.7 million to $13.1 million, from $2.4 million for the six months ended June 30, 2002. On a per share basis, net income was $0.65 per basic share and $0.55 per diluted share for the six-month period ended June 29, 2003, including $0.48 and $0.41 respectively relating to the one time reversal, compared to a net loss attributable to common shareholders of $(0.70) per basic and diluted share for the six months ended June 30, 2002. The 2002 period includes a deemed non-cash preferred dividend of $17.9 million.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We are pleased with the second quarter. This was another strong quarter for us as our customer focused strategy of serving the networking needs of the small business and home-networking markets is driving record growth in revenue and operating profit. Importantly, the needs and demand levels of the small business and home networking markets remain robust and give us confidence in our prospects."

"We completed our Initial Public Offering on July 31. The IPO represents a major milestone in the history of NETGEAR and further strengthens the company's financial position, which will allow us to address new business and technology opportunities as we continue to expand the breadth of our product offerings and geographic reach," continued Lo. "I would like to thank our employees and early investors for their dedication and support through our IPO process. We also would like to thank our public investors for their show of confidence in our business and our management."

Through its initial public offering, NETGEAR raised approximately $102 million net of expenses. The Company used $20.0 million of the proceeds to repay an outstanding note to Nortel Networks and $17.0 million to repay amounts drawn on its bank line of credit. The repayment of debt is expected to result in a pre-tax charge of approximately $6.0 million in the third quarter 2003 due to the acceleration of interest expense equal to the unamortized discount balance at the date of payment.

Jonathan Mather, Chief Financial Officer of NETGEAR, said, "During the second quarter, we saw strength across all product categories and geographies. The higher revenues, combined with a more favorable product mix and ongoing operating efficiency improvement, led to an expansion in our gross margin to 27.6% compared to 27.3% in the first quarter and 25.6% in the year ago second quarter."

During the quarter, NETGEAR announced further enhancements to its already comprehensive set of small business and home networking solutions by expanding its line of 802.11g wireless networking products for homes and launching the industry's first dual band 802.11a+g VPN firewall for small business. In addition, NETGEAR introduced a new category of business-class wireless solutions, including an access point and antennae line that deliver higher security and expanded wireless range to small business.

Looking forward, Mr. Lo added, "We are entering the seasonally strong second half with confidence in our outlook. Our retail channel is experiencing good back-to-school demand. We are also benefiting from strength in our small businesses channels such as Value Added Re-sellers (VARs), and Direct Marketing Re-sellers (DMRs), as more and more business customers seek the improved performance and mobility offered by our high speed wired and wireless solutions."

ABOUT NETGEAR INC.

NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small business and home users. The Company's suite of approximately 100 products enables users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

NETGEAR is a registered trademark of NETGEAR, Inc. in the United States and other countries.

CONTACTS:
Doug Hagan                             David Pasquale
Senior Manager, Public Relations       Senior Vice President, Investor Relations
NETGEAR, Inc.                          The Ruth Group
(408) 907-8053                         (646) 536-7006
doug.hagan@netgear.com                 dpasquale@theruthgroup.com


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FOR NETGEAR, INC.:

This release contains forward-looking statements. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among other, regarding the expected performance, market acceptance, market growth, market position of NETGEAR, and its products and technology. NETGEAR undertakes no duty to update these forward-looking statements. These statements are subject to risks and uncertainties, including without limitation, the price/performance requirements of customers, the ability of NETGEAR to sell products incorporating the technology, the impact and pricing of competing technologies, the introduction of alternative technological solutions, the inability of NETGEAR's new products to gain wide market acceptance and other risks detailed from time-to-time in NETGEAR's SEC filings and reports.

                               - Tables Attached -

                                   NETGEAR, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Unaudited)
                       (In thousands, except per share data)

                                                                        THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                     -------------------------       -------------------------
                                                                      JUNE 29,        JUNE 30,        JUNE 29,        JUNE 30,
                                                                        2003            2002            2003            2002
                                                                     ---------       ---------       ---------       ---------
Net revenue ...................................................      $  69,003       $  55,538       $ 136,709       $ 101,066
                                                                     ---------       ---------       ---------       ---------

Cost of revenue:
  Cost of revenue .............................................         49,889          41,326          99,135          76,011
  Amortization of deferred stock-based compensation ...........             42              20              31              86
                                                                     ---------       ---------       ---------       ---------
          Total Cost of revenue ...............................         49,931          41,346          99,166          76,097
                                                                     ---------       ---------       ---------       ---------
Gross profit ..................................................         19,072          14,192          37,543          24,969
                                                                     ---------       ---------       ---------       ---------
Operating expenses:
  Research and development ....................................          1,882           1,606           3,898           2,500
  Sales and marketing .........................................         11,706           7,809          22,667          14,989
  General and administrative ..................................          1,779           2,024           3,681           3,552
  Amortization of deferred stock-based compensation:
     Research and development .................................            103              37             199             180
     Sales and marketing ......................................            179              45             288             188
     General and administrative ...............................             98             167             249             367
                                                                     ---------       ---------       ---------       ---------
           Total operating expenses ...........................         15,747          11,688          30,982          21,776
                                                                     ---------       ---------       ---------       ---------
Income from operations ........................................          3,325           2,504           6,561           3,193
Interest income ...............................................             25              45              53              66
Interest expense ..............................................           (370)           (526)           (731)           (544)
Other income, net .............................................            128             108              50              40
                                                                     ---------       ---------       ---------       ---------
Income before income taxes ....................................          3,108           2,131           5,933           2,755
Provision (benefit) for income taxes ..........................         (8,395)            299          (7,182)            386
                                                                     ---------       ---------       ---------       ---------
Net income ....................................................         11,503           1,832          13,115           2,369
Deemed dividend on Preferred Stock ............................             --              --              --         (17,881)
                                                                     ---------       ---------       ---------       ---------
Net income (loss) attributable to common stockholders .........      $  11,503       $   1,832       $  13,115       $ (15,512)
                                                                     =========       =========       =========       =========
Net income (loss) per share attributable to common stockholders
   Basic ......................................................      $    0.57       $    0.09       $    0.65       $   (0.70)
                                                                     =========       =========       =========       =========
   Diluted ....................................................      $    0.48       $    0.09       $    0.55       $   (0.70)
                                                                     =========       =========       =========       =========
Pro forma net income per share
   Basic ......................................................      $    0.57       $    0.09       $    0.65       $    0.11
                                                                     =========       =========       =========       =========
   Diluted ....................................................      $    0.48       $    0.09       $    0.55       $    0.11
                                                                     =========       =========       =========       =========

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                                  NETGEAR, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)

                                                                                Pro
                                                                               forma
                                                                            Stockholders'
                                                                               Equity
                                                                                 at
                                                                               June 29,         June 29,     December 31,
                                                                                 2003             2003         2002(1)
                                                                               ---------       ---------     ------------
ASSETS
Current assets:
Cash and cash equivalents ............................................                         $  21,376       $  19,880
Accounts receivable, net of allowance for doubtful accounts of $869 at
June 29, 2003 and $873 at December 31, 2002 ..........................                            52,328          42,492
Inventories ..........................................................                            40,236          24,774
Deferred income taxes ................................................                             9,772              --
Prepaid expenses and other current assets ............................                             4,128           3,003
                                                                                               ---------       ---------
Total current assets .................................................                           127,840          90,149
Property and equipment, net ..........................................                             3,617           3,144
Goodwill, net ........................................................                               558             558
                                                                                               ---------       ---------
Total assets .........................................................                         $ 132,015       $  93,851
                                                                                               =========       =========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable .....................................................                         $  30,228       $  10,628
Payable to related parties ...........................................                            16,667          13,687
Accrued employee compensation ........................................                             2,473           3,375
Other accrued liabilities ............................................                            26,949          29,419
Deferred revenue .....................................................                             1,168           5,059
Income taxes payable .................................................                             1,171             934
Borrowings under line of credit ......................................                             8,000              --
Note payable to Nortel Networks ......................................                            14,023          13,294
                                                                                               ---------       ---------
Total current liabilities ............................................                           100,679          76,396
                                                                               ---------       ---------       ---------
Redeemable convertible preferred stock ...............................                $-       $  48,039       $  48,052
                                                                               ---------       ---------       ---------
Stockholders' equity (deficit)
Common stock .........................................................                20
Additional paid-in capital ...........................................            61,184          13,165          12,810
Deferred stock-based compensation ....................................            (4,573)         (4,573)         (4,997)
Accumulated deficit ..................................................           (25,295)        (25,295)        (38,410)
                                                                               ---------       ---------       ---------
Total stockholders' equity (deficit) .................................         $  31,336         (16,703)        (30,597)
                                                                               ---------       ---------       ---------

Total liabilities, redeemable convertible preferred stock and
stockholders' equity (deficit) .......................................                         $ 132,015       $  93,851
                                                                                               =========       =========

(1) Amounts as of December 31, 2002 are derived from audited financial statements as of that date